Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Debbie Lewandowski                            Peter Schuman
630-245-2720                                669-242-8098
deblewan@avaya.com                             pschuman@avaya.com

Avaya Reports Third Quarter Fiscal 2018 Financial Results

•	Named to the Gartner's Leaders Quadrant for both Contact Center and Unified Communications Magic Quadrants

•	Continued strong cash generation of $83 million from operating activities

•	Grew cloud MRR in Midmarket/SMB by 43% and Enterprise by 107% quarter-over-quarter

•	Gained strength in our core business, with third consecutive quarter of increased bookings

Santa Clara, Calif., - August 9, 2018 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the third quarter and first nine months of fiscal 2018 ended June 30, 2018.

	GAAP			Non-GAAP (1)
(In millions, except percentages)	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q2 2018	Q3 2017
Revenue	$692	$672	$803	$755	$757	$803
Gross margin	50.9%	48.1%	61.4%	61.9%	62.4%	62.0%
Operating margin	(7.1)%	(13.2)%	(5.4)%	20.0%	20.7%	21.0%
GAAP revenue was $692 million, including $2 million related to Avaya’s former Networking business, which was sold on July 14, 2017. Revenue for the second quarter of fiscal 2018, was $672 million, including $1 million related to the Networking business. Revenue for the third quarter of fiscal 2017 ended June 30, 2017 was $803 million, including $54 million related to the Networking business.
Non-GAAP revenue adjusted to further exclude the revenue of the Networking business was $753 million for the third quarter of fiscal 2018, $3 million lower than the prior quarter, and $4 million higher than the third quarter of fiscal 2017, with both changes resulting primarily from the impact of foreign currency translation.
“Our third quarter results represent continued stability in our business and establishes a solid foundation for a strong finish to the fiscal year end,” said Jim Chirico, President and CEO, Avaya. "We continue to execute on our strategy and innovate. We are building strength in our core business, integrating digital technologies like AI, mobility, accelerating our move to the cloud, and expanding our services capabilities. Avaya is well-positioned to grow, while delivering ongoing value to our customers.”

Gross margin was 50.9% compared to 48.1% for the second quarter of fiscal 2018 and 61.4% for the third quarter of fiscal 2017. Non-GAAP gross margin was 61.9%, compared to 62.4% for the second quarter of fiscal 2018 and 62.0% for the third quarter of fiscal 2017.
Operating loss was $49 million, compared to operating loss of $89 million for the second quarter of fiscal 2018 and operating loss of $43 million for the third quarter of fiscal 2017. Non-GAAP operating income for the third quarter of fiscal 2018 was $151 million, or 20.0% of non-GAAP revenue, compared to $157 million for the prior quarter and $169 million for the third quarter of fiscal 2017.
Net loss was $88 million, compared to net loss of $130 million for the second quarter of fiscal 2018, and a net loss of $98 million for the third quarter of fiscal 2017.
Adjusted EBITDA was $175 million or 23.2% of non-GAAP revenue, compared to adjusted EBITDA of $187 million, or 24.7% of non-GAAP revenue, for the second quarter of fiscal 2018 and $204 million, or 25.4% of non-GAAP revenue, for the third quarter of fiscal 2017.
Cash provided by operating activities for the third quarter of fiscal 2018 was $83 million, compared to $54 million during the second quarter of fiscal 2018 and $72 million during the third quarter of fiscal 2017. Cash and cash equivalents totaled $685 million at the end of the third quarter of fiscal 2018, compared to $311 million at the end of the second quarter of fiscal 2018 and $729 million at the end of the third quarter of fiscal 2017. The sequential increase in cash and cash equivalents is primarily due to $314 million of net proceeds from the issuance of convertible notes and cash flow from operations of $83 million offset by capital expenditures of $18 million.
(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.

Third Quarter Fiscal 2018 Business Highlights

•	The new Avaya IP Office™ launched globally, with enterprise-grade capabilities including cloud unified communications (UC) with voice and video, meetings, team collaboration, and content sharing.

•	A new version of the Avaya Workforce Optimization suite for contact centers was released, which advances customer engagement and data privacy, and helps enterprises address GDPR requirements.

•	Avaya Essential and J Series next-generation IP phones deliver new productivity for both enterprise and mid-market customers.

•	Obtained first patent and customer implementation for groundbreaking Avaya Mobile Experience technology that optimizes the experience for mobile callers into the contact center.

•	Telarus, the largest privately-held technology services distributor (master agent) in the U.S., joined Intelisys and Jenne in offering Avaya cloud (UC) and contact center (CC) solutions.

•	The Customer Relationship Management Institute for the fifth year recognized Avaya with the NorthFace scoreboard award for excellence in customer service.

•
Nuance, a charter member of the Avaya AI Connect program, recognized Avaya as their top-producing partner in North America. Workforce Optimization partner, Verint, also named Avaya their CALA partner of the year.

•	Avaya announced the new Avaya Innovation Incubator, chartered with creating disruptive solutions with a focus on mobility, security and artificial intelligence.

•	A record of over 2,800 customers and partners attended Avaya Engage Mexico and over 400 attendees at Asia Engage.
Third Quarter Fiscal 2018 Performance Highlights

•	Non-GAAP revenue grew 1% year-over-year (excluding networking).

•	Bookings grew 3% year-over-year (excluding networking).

•	Continued strength in our business model as a software & services company:

◦	Software and services accounted for 82% of non-GAAP revenue, up year-over-year from 79%;

◦	Recurring revenue represented 59% of non-GAAP revenue, up year-over-year from 57%; and

◦	97 deals over $1 million of Total Contract Value, up 33% year-over-year.

•	Avaya Cloud Contact Center, our secure multitenant contact center as a service (CCaaS) solution, has over 40,000 seats signed and over a dozen deals in pipeline.

•	Added over 1,700 new logos worldwide.
Third Quarter Fiscal 2018 Financial Highlights

•	Avaya Inc. repriced its $2.9 billion Senior Secured Term Loan saving over $14 million in annual cash interest expense.

•	Completed an offering of $350 million in aggregate principal amount of 2.25% convertible notes due 2023 significantly improving liquidity and financial flexibility.

•	Cash and cash equivalents was $685 million and cash flow from operating activities was $83 million for the quarter.

Financial Outlook - Q4 Fiscal 2018

•	GAAP revenue of $705-$735 million, non-GAAP revenue of $760-$780 million

•	GAAP operating loss of 3% to operating income of 2% of revenue, non-GAAP operating profit of 20-22% of non-GAAP revenue

•	GAAP operating loss of $24 million to operating income of $13 million, non-GAAP operating income $153-$172 million

•	Cash taxes of approximately $6 million

•	Adjusted EBITDA of $175-195 million or adjusted EBITDA margin of 23-25% of non-GAAP revenue

•	Approximately 111 million shares outstanding

Financial Outlook - Fiscal Year 2018

•	GAAP Revenue of $2.82-$2.85 billion, non-GAAP revenue of $3.05-$3.07 billion

•	R&D of approximately $197 million, non-GAAP R&D of $197 million or approximately 15% of non-GAAP product revenue

•	SG&A of approximately $2.75 billion, non-GAAP SG&A of approximately $1.06 billion or 34-35% of non-GAAP revenue

•	Operating loss of $87-$124 million, non-GAAP operating income of $633-$652 million or approximately 21% of non-GAAP revenue

•	Adjusted EBITDA $743-$763 million, or 24.5-25.0% of non-GAAP revenue

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after August 9, 2018. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a webcast and conference call to discuss its financial results and Q&A at 8:30 AM ET/5:30 AM PT on August 9, 2018. On the call will be Jim Chirico, President and CEO, and Pat O’Malley, Senior Vice President and CFO. The call will be moderated by Peter Schuman, Senior Director of Investor Relations.

To join the financial results live webcast and view supplementary materials including earnings presentation and CFO commentary, listeners should access the investor page of Avaya’s website https://investors.avaya.com. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the financial results call live by phone, dial +1-866-393-4306 in the U.S. or Canada and +1-734-385-2616 for international callers. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are able to connect.

A replay of the financial results live conference call will be available for two business days soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 1795778.

Links to this financial results press release and accompanying slides are available on the investor page of Avaya’s website https://investors.avaya.com.
About Avaya

Avaya is a global leader in digital communications software, services and devices for businesses of all sizes. Our open, intelligent and customizable solutions for contact centers and unified communications offer the flexibility of Cloud, on-premises and hybrid deployments. Avaya shapes intelligent connections and creates seamless communication experiences for our customers, and their customers. Our professional planning, support and management services teams help optimize solutions, for highly reliable and efficient deployments. Avaya Holdings Corp. is traded on the NYSE under the ticker AVYA. For more information, please visit www.avaya.com.
Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the fourth quarter of 2018 and fiscal year 2018. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in Amendment No. 3 to the company’s Registration Statement on Form 10 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three months ended June 30, 2018	Three months ended June 30, 2017	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2017
REVENUE
Products	$300	$345	$664	$253	$1,094
Services	392	458	848	351	1,388
	692	803	1,512	604	2,482
COSTS
Products:
Costs	114	121	257	84	394
Amortization of technology intangible assets	44	5	92	3	16
Services	182	184	410	155	560
	340	310	759	242	970
GROSS PROFIT	352	493	753	362	1,512
OPERATING EXPENSES
Selling, general and administrative	281	295	613	264	923
Research and development	51	59	110	38	178
Amortization of intangible assets	39	57	86	10	170
Impairment of indefinite-lived intangible assets	—	65	—	—	65
Goodwill impairment	—	52	—	—	52
Restructuring charges, net	30	8	80	14	22
	401	536	889	326	1,410
OPERATING (LOSS) INCOME	(49)	(43)	(136)	36	102
Interest expense	(56)	(17)	(112)	(14)	(229)
Other income (expense), net	37	(9)	32	(2)	(27)
Reorganization items, net	—	(35)	—	3,416	(77)
(LOSS) INCOME BEFORE INCOME TAXES	(68)	(104)	(216)	3,436	(231)
(Provision for) benefit from income taxes	(20)	6	235	(459)	22
NET (LOSS) INCOME	$(88)	$(98)	$19	$2,977	$(209)
Net (loss) income per share:
Basic	$(0.80)	$(0.22)	$0.17	$5.19	$(0.47)
Diluted	$(0.80)	$(0.22)	$0.17	$5.19	$(0.47)
Weighted average shares outstanding:
Basic	109.8	497.2	109.8	497.3	497.0
Diluted	109.8	497.2	111.0	497.3	497.0

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	Successor	Predecessor
	June 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$685	$876
Accounts receivable, net	367	536
Inventory	102	96
Other current assets	238	269
TOTAL CURRENT ASSETS	1,392	1,777
Property, plant and equipment, net	261	200
Deferred income taxes, net	21	—
Intangible assets, net	3,321	311
Goodwill	2,778	3,542
Other assets	64	68
TOTAL ASSETS	$7,837	$5,898
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$725
Long-term debt, current portion	29	—
Accounts payable	326	282
Payroll and benefit obligations	119	127
Deferred revenue	479	614
Business restructuring reserve	57	35
Other current liabilities	129	90
TOTAL CURRENT LIABILITIES	1,139	1,873
Non-current liabilities:
Long-term debt, net of current portion	3,099	—
Pension obligations	731	513
Other post-retirement obligations	213	—
Deferred income taxes, net	488	32
Business restructuring reserve	52	34
Other liabilities	388	170
TOTAL NON-CURRENT LIABILITIES	4,971	749
LIABILITIES SUBJECT TO COMPROMISE	—	7,705
TOTAL LIABILITIES	6,110	10,327
Commitments and contingencies (Note 20)
Predecessor equity awards on redeemable shares	—	7
Predecessor preferred stock, $0.001 par value, 250,000 shares authorized at September 30, 2017
Convertible Series B preferred stock; 48,922 shares issued and outstanding at September 30, 2017	—	393
Series A preferred stock; 125,000 shares issued and outstanding at September 30, 2017	—	184
Successor preferred stock, $0.01 par value; 55,000,000 authorized, no shares issued or outstanding at June 30, 2018
STOCKHOLDERS' EQUITY (DEFICIT)
Predecessor common stock, $0.001 par value; 750,000,000 shares authorized, 494,768,243 issued and outstanding at September 30, 2017	—	—
Successor common stock, $0.01 par value; 550,000,000 shares authorized, 110,160,835 issued and 109,954,972 outstanding at June 30, 2018	1	—
Additional paid-in capital	1,739	2,389
Retained earnings (accumulated deficit)	19	(5,954)
Accumulated other comprehensive loss	(32)	(1,448)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,727	(5,013)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,837	$5,898

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor	Predecessor	Non-GAAP Combined (1)	Predecessor
(In millions)	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2018	Nine months ended June 30, 2017
Net cash provided by (used for):
Net income (loss)	$19	$2,977	$2,996	$(209)
Adjustments to net income (loss) for non-cash items	52	(3,410)	(3,358)	456
Changes in operating assets and liabilities	106	19	125	(122)
Operating activities	177	(414)	(237)	125
Investing activities	(137)	8	(129)	(120)
Financing activities	284	(102)	182	387
Effect of exchange rate changes on cash and cash equivalents	(5)	(2)	(7)	1
Net increase (decrease) in cash and cash equivalents	319	(510)	(191)	393
Cash and cash equivalents at beginning of period	366	876	876	336
Cash and cash equivalents at end of period	$685	$366	$685	$729
(1) Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018, and adoption of fresh start accounting effective on December 15, 2017, the results for the first nine-months of fiscal 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (inclusive of results prior to October 1, 2017, the “Predecessor” period) and the successor period from December 16, 2017 through June 30, 2018 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results. Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017, combined nine month period ending June 30, 2018 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017 or June 30, 2018 as applicable, separately, management reviews the company’s operating results for the three months ended December 31, 2017 and the nine months ended June 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the three and nine months ended December 31, 2017 and June 30, 2018, respectively, provide meaningful comparisons to other periods and are useful in identifying current business trends.

We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating income, EBITDA and adjusted EBITDA as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We do not provide a forward-looking reconciliation of expected fourth quarter of fiscal 2018 adjusted EBITDA, Non-GAAP operating income or Non-GAAP revenue guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor	Predecessor	Successor	Predecessor
(In millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2017
Net (loss) income	$(88)	$(98)	$19	$2,977	$(209)
Interest expense	56	17	112	14	229
Interest income	(1)	(1)	(2)	(2)	(2)
Provision for (benefit from) income taxes	20	(6)	(235)	459	(22)
Depreciation and amortization	119	85	264	31	263
EBITDA	106	(3)	158	3,479	259
Impact of fresh start accounting adjustments	54	—	167	—	—
Restructuring charges, net	30	8	80	14	22
Advisory fees	3	17	15	3	82
Acquisition-related costs	4	1	11	—	1
Reorganization items, net	—	35	—	(3,416)	77
Non-cash share-based compensation	7	4	13	—	10
Impairment of indefinite-lived intangible assets	—	65	—	—	65
Goodwill impairment	—	52	—	—	52
Loss on disposal of long-lived assets, net	2	—	4	1	—
Impairment of long-lived assets	—	3	—	—	3
Resolution of certain legal matters	—	—	—	37	—
Change in fair value of emergence date Warrants	(6)	—	9	—	—
Gain on foreign currency transactions	(25)	(2)	(24)	—	(1)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	24	—	17	70
Other	—	—	—	—	1
Adjusted EBITDA	$175	$204	$433	$135	$641

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor			Predecessor				Successor		Predecessor
	Three Months Ended			Three months ended June 30, 2017	Change			Three Months Ended
	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018		Amount	Pct.	Pct., net of fx impact	Mar. 31, 2018 (1)	Q118 Non-GAAP Combined Results (2)	Sept. 30, 2017
Revenue by Segment
Total ECS product revenue	$322	$—	$322	$345	$(23)	(7)%	(8)%	$317	$330	$343
AGS	433	—	433	458	(25)	(5)%	(6)%	440	445	447
Unallocated amounts	(63)	63	—	—	—	n/a	n/a	—	—	—
Total revenue	$692	$63	$755	$803	$(48)	(6)%	(7)%	$757	$775	$790

Revenue by Geography
U.S.	$356	$43	$399	$435	$(36)	(8)%	(8)%	$399	$425	$447
International:
EMEA	193	9	202	204	(2)	(1)%	(4)%	203	208	194
APAC - Asia Pacific	81	5	86	88	(2)	(2)%	(3)%	85	76	79
Americas International - Canada and Latin America	62	6	68	76	(8)	(11)%	(12)%	70	66	70
Total International	336	20	356	368	(12)	(3)%	(6)%	358	350	343
Total revenue	$692	$63	$755	$803	$(48)	(6)%	(7)%	$757	$775	$790

(1) Mar. 31, 2018 Non-GAAP Results				(2) Q118 Non-GAAP Combined Results
	Three Months Ended				Successor	Predecessor
	Mar. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2018		Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting	Q118 Non-GAAP Combined Results
Revenue by Segment				Revenue by Segment
Total ECS product revenue	$317	—	$317	Total ECS product revenue	$77	$253	—	$330
AGS	440	—	440	AGS	94	351	—	445
Unallocated amounts	(85)	85	—	Unallocated amounts	(23)	—	23	—
Total revenue	$672	$85	$757	Total revenue	$148	$604	$23	$775

Revenue by Geography				Revenue by Geography
U.S.	$351	$55	$399	U.S.	$71	$331	$13	$425
International:				International:
EMEA	180	18	203	EMEA	42	166	7	208
APAC - Asia Pacific	77	3	85	APAC - Asia Pacific	19	57	2	76
Americas International - Canada and Latin America	64	9	70	Americas International - Canada and Latin America	16	50	1	66
Total International	321	30	358	Total International	77	273	10	350
Total revenue	$672	$85	$757	Total revenue	$148	$604	$23	$775

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor			Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three Months Ended		Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017		Three Months Ended
(In millions)	June 30, 2018	March 31, 2018				Sept. 30, 2017	June 30, 2017
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$352	$323	$78	$362	$440	$496	$493
Items excluded:
Adj. for fresh start accounting	69	106			29	—	—
Amortization of technology intangible assets	44	41			10	4	5
Loss on disposal of long-lived assets	2	2			—	—	—
Non-GAAP Gross Profit	$467	$472			$479	$500	$498
GAAP Gross Margin	50.9%	48.1%	52.7%	59.9%	58.5%	62.8%	61.4%
Non-GAAP Gross Margin	61.9%	62.4%			61.8%	63.3%	62.0%

Reconciliation of Non-GAAP Operating Income
Operating (Loss) Income	$(49)	$(89)	$2	$36	$38	$69	$(43)
Items excluded:
Adj. for fresh start accounting	71	107			33	—	—
Amortization of intangible assets	83	81			27	38	62
Restructuring charges, net	30	40			24	8	8
Acquisition-related costs	4	7			—	—	—
Loss on disposal of long-lived assets	2	2			1	—	—
Impairment charges	—	—			—	—	120
Advisory fees	3	4			11	3	18
Share-based compensation	7	5			1	1	4
Costs in connection with certain legal matters	—	—			37	64	—
Non-GAAP Operating Income	$151	$157			$172	$183	$169
GAAP Operating Margin	-7.1%	-13.2%	1.4%	6.0%	5.1%	8.7%	-5.4%
Non-GAAP Operating Margin	20.0%	20.7%			22.2%	23.2%	21.0%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor			Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three Months Ended		Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017		Three Months Ended
(In millions)	June 30, 2018	March 31, 2018				Sept. 30, 2017	June 30, 2017
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$300	$293	$71	$253	$324	$343	$345
Costs	114	110	33	84	117	105	121
Amortization of technology intangible assets	44	41	7	3	10	4	5
GAAP Gross Profit	142	142	31	166	197	234	219
Items excluded:
Adj. for fresh start accounting	24	32			7	—	—
Amortization of technology intangible assets	44	41			10	4	5
Loss on disposal of long-lived assets	1	1			—	—	—
Non-GAAP Gross Profit	$211	$216			$214	$238	$224
GAAP Gross Margin	47.3%	48.5%	43.7%	65.6%	60.8%	68.2%	63.5%
Non-GAAP Gross Margin	65.5%	68.1%			64.8%	69.4%	64.9%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$392	$379	$77	$351	$428	$447	$458
Costs	182	198	30	155	185	185	184
GAAP Gross Profit	210	181	47	196	243	262	274
Items excluded:
Adj. for fresh start accounting	45	74			22	—	—
Loss on disposal of long-lived assets	1	1			—	—	—
Non-GAAP Gross Profit	$256	$256			$265	$262	$274
GAAP Gross Margin	53.6%	47.8%	61.0%	55.8%	56.8%	58.6%	59.8%
Non-GAAP Gross Margin	59.1%	58.2%			59.6%	58.6%	59.8%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended June 30, 2018
(Unaudited; in millions)

											Q317
	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Loss on Disposal of Long-lived Assets	Share-based Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$300	$22	$—	$—	$—	$—	$—	$—	$—	$322	$345	$345
Services	392	41	—	—	—	—	—	—	—	433	458	458
	692	63	—	—	—	—	—	—	—	755	803	803
Costs
Products:
Costs	114	(2)	—	—	—	(1)	—	—	—	111	121	121
Amortization of technology intangible assets	44	—	(44)	—	—	—	—	—	—	—	5	—
Services	182	(4)	—	—	—	(1)	—	—	—	177	184	184
	340	(6)	(44)	—	—	(2)	—	—	—	288	310	305
GROSS PROFIT	352	69	44	—	—	2	—	—	—	467	493	498
OPERATING EXPENSES
Selling, general and administrative	281	(2)	—	—	(4)	—	(6)	(3)	—	266	295	270
Research and development	51	—	—	—	—	—	(1)	—	—	50	59	59
Amortization of intangible assets	39	—	(39)	—	—	—	—	—	—	—	57	—
Impairment of indefinite-lived intangible assets	—	—	—	—	—	—	—	—	—	—	65	—
Goodwill impairment	—	—	—	—	—	—	—	—	—	—	52	—
Restructuring charges, net	30	—	—	(30)	—	—	—	—	—	—	8	—
	401	(2)	(39)	(30)	(4)	—	(7)	(3)	—	316	536	329
OPERATING (LOSS) INCOME	(49)	71	83	30	4	2	7	3	—	151	(43)	169
Interest expense	(56)	—	—	—	—	—	—	—	—	(56)	(17)	(17)
Other income (expense), net	37	—	—	—	—	—	—	—	(32)	5	(9)	(12)
Reorganization items, net	—	—	—	—	—	—	—	—	—	—	(35)	—
(LOSS) INCOME BEFORE INCOME TAXES	$(68)	$71	$83	$30	$4	$2	$7	$3	$(32)	$100	$(104)	$140

Source: Avaya Newsroom

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